UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 12, 2016
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34460	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Richard Duckworth, Vice President, Corporate Controller and Principal Accounting Officer of Kratos Defense & Security Solutions, Inc. (the "Company"), left the Company effective May 12, 2016.

Effective May 12, 2016, the Board of Directors of the Company appointed Maria Cervantes de Burgreen to serve as the Company’s Vice President, Corporate Controller, and Principal Accounting Officer.

Ms. Cervantes, age 41, brings significant accounting, finance, business, and public company experience and skills to the Company.  Ms. Cervantes has most recently served as the Company’s Director of Internal Audit since May 2012. Ms. Cervantes has gained a comprehensive knowledge of the Company’s businesses and operations, including its financial operations and processes, since joining the Company. From 2002 to 2012, Ms. Cervantes served in numerous positions, including Senior Manager of SOX and DCAA Compliance and Corporate General Accounting Manager for Science Applications International Corporation.  Ms. Cervantes is a Certified Public Accountant, and worked as a Senior Auditor with the public accounting firm Pricewaterhouse Coopers.  Ms. Cervantes earned a bachelor's degree in Business Administration with an emphasis on Accounting from the University of San Diego.

There are no arrangements or understandings between Ms. Cervantes and any other person pursuant to which she was appointed to the positions described above.  There are no family relationships between Ms. Cervantes and any director or executive officer of the Company.  Ms. Cervantes is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: May 12, 2016	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer